UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2011

Hibernia Homestead Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-53555	26-2833386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

325 Carondelet Street, New Orleans, Louisiana		70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 522-3203

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item     5.07        Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of Hibernia Homestead Bancorp, Inc. (the "Company") was held on May 26, 2011.

(b)           There were 1,032,667 shares of common stock of the Company eligible to be voted at the Annual Meeting and 877,957 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.         Election of directors for a three year term.

	FOR	WITHHELD	BROKER NON- VOTES
Patrick W. Browne, Jr.	762,738	- -	115,219
A. Peyton Bush, III	762,738	- -	115,219

2.        To approve an amendment to the Company’s Articles of Incorporation to change its name to “Hibernia Bancorp, Inc.”

FOR	AGAINST	ABSTAIN
877,932	25	- -

3.           To ratify the appointment of LaPorte, Sehrt, Romig & Hand as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
877,932	25	- -

Each of the nominees was elected as director and the proposals to approve an amendment to the Company’s Articles of Incorporation and to appoint the Company’s independent registered public accounting firm were adopted by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIBERNIA HOMESTEAD BANCORP, INC.

Date: May 26, 2011	By:	/s/A. Peyton Bush, III
A. Peyton Bush, III
President and Chief Executive Officer